                                                                  Exhibit 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 1, 2000, relating to the financial statements of DSL.net, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

February 22, 2000